Exhibit 99.1

CarGurus Announces Third Quarter 2020 Results

Third Quarter Highlights:

•	Total revenue of $147.5 million, a decrease of (2%) year-over-year
•	GAAP operating income of $43.6 million; non-GAAP operating income of $55.1 million
•	GAAP net income of $32.6 million; non-GAAP net income of $41.9 million
•	Adjusted EBITDA of $57.0 million

CAMBRIDGE, MA:  November 5, 2020 — CarGurus, Inc. (Nasdaq: CARG), a leading global online automotive marketplace, today announced financial results for the third quarter ended September 30, 2020.

“Despite the ongoing uncertainty amidst the COVID-19 pandemic, CarGurus generated strong results in the third quarter that continue to demonstrate our business’s flexibility and resilience,” said Langley Steinert, Founder and Chief Executive Officer of CarGurus. “Since March, our employees have navigated work-from-home environments and often challenging circumstances and I want to thank them for their tremendous effort.  As a result of their hard work, CarGurus’ financial performance was well above both our revenue and profit guidance for the quarter driven by improved dealer retention versus Q2, and continued efficiency of our marketing investments.”

Revenue

•	Total revenue was $147.5 million, a decrease of (2%) compared to $150.5 million in the third quarter of 2019.
•	Marketplace subscription revenue was $130.0 million, a decrease of (4%) compared to $135.5 million in the third quarter of 2019.
•	Advertising and other revenue was $17.5 million, an increase of 17% compared to $14.9 million in the third quarter of 2019.

Operating Income

•	GAAP operating income was $43.6 million, or 30% of total revenue, compared to $9.7 million, or 6% of total revenue, in the third quarter of 2019.
•	Non-GAAP operating income was $55.1 million, or 37% of total revenue, compared to $18.7 million, or 12% of total revenue, in the third quarter of 2019.

Net Income & Adjusted EBITDA

•

GAAP net income was $32.6 million, or $0.29 per fully diluted share during the third quarter ended September 30, 2020, compared to $10.4 million, or $0.09 per fully diluted share during the third quarter ended September 30, 2019.

•

Non-GAAP net income was $41.9 million, or $0.37 per fully diluted share during the third quarter ended September 30, 2020, compared to $15.6 million, or $0.14 per fully diluted share during the third quarter ended September 30, 2019.

•	Adjusted EBITDA, a non-GAAP metric, was $57.0 million for the third quarter ended September 30, 2020, compared to $20.6 million for the third quarter ended September 30, 2019.

Balance Sheet and Cash Flow

•	As of September 30, 2020, CarGurus had cash and cash equivalents of $245.9 million and no debt. There were no short-term investments at September 30, 2020.
•

CarGurus generated $73.9 million in cash from operations and $72.4 million in free cash flow, a non-GAAP metric, during the third quarter of 2020, compared to having generated $23.8 million in cash from operations and $21.1 million in free cash flow during the third quarter of 2019.

Third Quarter Business Metrics

•

U.S. revenue was $138.4 million in the third quarter of 2020, a decrease of (2%) compared to $141.6 million in the third quarter of 2019. U.S. marketplace subscription revenue was $121.8 million in the third quarter of 2020, a decrease of (5%) compared to $127.8 million in the third quarter of 2019. GAAP operating income in the U.S. was $46.5 million, an increase of 133% compared to $20.0 million in the third quarter of 2019.

•

International revenue was $9.1 million in the third quarter of 2020, an increase of 3% compared to $8.8 million in the third quarter of 2019. International marketplace subscription revenue was $8.1 million in the third quarter of 2020, an increase of 5% compared to $7.7 million in the third quarter of 2019. GAAP operating loss in International markets was ($2.9) million, a reduction in loss of 72% compared to a loss of ($10.3) million in the third quarter of 2019.

•

Total paying dealers were 30,162(1) at September 30, 2020, a decrease of (9%) compared to 33,086 at September 30, 2019(2). Of the total paying dealers at September 30, 2020, U.S. and International accounted for 23,659(1) and 6,503, respectively, compared to 26,163 and 6,923, respectively, at September 30, 2019(2).

•

Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $5,133 as of September 30, 2020, an increase of 68% compared to $3,047 as of June 30, 2020(3) and an increase of 6% compared to $4,825 as of June 30, 2020(3) on a non-GAAP, pro forma basis(4).

•

QARSD in International markets was $1,256 as of September 30, 2020, an increase of 95% compared to $643 as of June 30, 2020(3) and an increase of 22% compared to $1,029 as of June 30, 2020(3) on a non-GAAP, pro forma basis(4).

•	Website traffic and consumer engagement metrics for the third quarter of 2020 were as follows:
o

U.S. average monthly unique users were 38.7 million(5), an increase of 2% compared to 38.1 million in the third quarter of 2019. U.S. average monthly sessions were 94.3 million(6), a decrease of (9%) compared to 103.5 million in the third quarter of 2019.

o

International average monthly unique users were 7.8 million, a decrease of (24%) compared to 10.2 million in the third quarter of 2019. International average monthly sessions were 18.3 million, a decrease of (30%) compared to 26.2 million in the third quarter of 2019.

(1)	Includes paying dealers from the Autolist website
(2)

In our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 6, 2020, we announced that we had modified our method for calculating paying dealers to align our data with an enterprise system upgrade (the “Internal System Upgrade”) and had replaced our Average Annual Revenue per Subscribing Dealer key metric with QARSD. As a result of the Internal System Upgrade, and to provide consistency in our year-to-year comparisons, we have recast our paying dealer calculation as of September 30, 2019 to reflect the updated calculation methodology.

(3)

As a result of the Internal System Upgrade, we are unable to provide QARSD as of September 30, 2019 because we are unable to provide the number of paying dealers for the end of the period prior to the quarter ended September 30, 2019, which is necessary to calculate the average number of paying dealers for the period, and therefore are unable to calculate QARSD as of September 30, 2019. Therefore, we have provided a comparison against QARSD as of June 30, 2020.

(4)

For the three months ended June 30, 2020, U.S. marketplace subscription revenue was $75.5 million and non-GAAP, pro forma U.S. marketplace subscription revenue, adjusted to include $44.0 million for fee reductions provided during the quarter, would have been approximately $119.5 million. For the three months ended June 30, 2020, International marketplace subscription revenue was $4.5 million and non-GAAP, pro forma International marketplace subscription revenue, adjusted to include $2.7 million for fee reductions provided during the quarter, would have been approximately $7.2 million. For the three months ended June 30, 2020, utilizing non-GAAP, pro forma marketplace subscription revenue for such quarter instead of GAAP marketplace subscription revenue, the U.S. QARSD would have been approximately $4,825, the International QARSD would have been approximately $1,029, and the Consolidated QARSD would have been approximately $3,989, all of which are non-GAAP measures.

(5)	Includes users from the Autolist website
(6)	Includes sessions from the Autolist website

Fourth Quarter and Full-Year 2020 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

Fourth Quarter 2020:

•	Total revenue	$146.1 to $149.1 million
•	Non-GAAP operating income	$38.7 to $40.7 million
•	Non-GAAP EPS	$0.26 to $0.28

The fourth quarter 2020 non-GAAP earnings per share calculation assumes 114.2 million diluted weighted-average common shares outstanding.

Full-Year 2020:

•	Total revenue	$546 to $549 million
•	Non-GAAP operating income	$143.5 to $145.5 million
•	Non-GAAP EPS	$1.01 to $1.03

The full-year non-GAAP earnings per share calculation assumes 114.1 million diluted weighted-average common shares outstanding.

Guidance for the fourth quarter and full-year 2020 excludes the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers, such as by offering billings relief. Guidance assumes that our pace of paid dealer acquisition, churn, and expansion activity for the remainder of the year will be in line with recent market behaviors. Guidance does not include any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its non-GAAP operating income guidance to GAAP operating income, or its non-GAAP EPS guidance to GAAP EPS, because stock-based compensation, amortization of intangible assets, acquisition-related expenses, and restructuring expenses, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions as well as restructuring and the significance of the resulting acquisition-related or restructuring expenses, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its third quarter ended September 30, 2020 financial results and business outlook at 5:00 p.m. Eastern Time today, November 5, 2020. To access the conference call, dial (800) 909-7944 for callers in the U.S. or Canada, or (212) 231-2936 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, November 5, 2020, until 11:59 p.m. Eastern Time on November 19, 2020, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 21971108. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q3 2020, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands. To learn more about CarGurus, visit www.cargurus.com.  CarGurus® is a registered trademark of CarGurus, Inc.

© 2020 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the fourth quarter 2020 and full-year 2020, our business and strategy and the impact of the COVID-19 pandemic on our industry, business and financial results, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our growth and ability to grow our revenue, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate, our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith, natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business, our ability to realize cost savings and achieve other benefits for our business from our expense reduction efforts, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At September 30, 2020	At December 31, 2019
Assets
Current assets
Cash and cash equivalents	$245,941	$59,920
Investments	—	111,692
Accounts receivable, net of allowance for doubtful accounts of $610 and $240, respectively	16,322	22,124
Prepaid expenses and prepaid income taxes	7,325	10,452
Deferred contract costs	9,950	9,544
Other current assets	1,634	4,972
Restricted cash	250	250
Total current assets	281,422	218,954
Property and equipment, net	27,276	27,950
Intangible assets	10,262	3,920
Goodwill	28,357	15,207
Operating lease right-of-use assets	63,525	59,986
Restricted cash	10,627	10,553
Deferred tax assets	27,267	42,713
Deferred contract costs, net of current portion	8,501	10,514
Other non-current assets	3,314	3,826
Total assets	$460,551	$393,623
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$16,839	$36,731
Accrued expenses, accrued income taxes and other current liabilities	17,878	18,262
Deferred revenue	9,678	9,984
Operating lease liabilities	11,472	8,781
Total current liabilities	55,867	73,758
Operating lease liabilities	62,016	60,818
Deferred tax liabilities	304	284
Other non–current liabilities	4,105	1,908
Total liabilities	122,292	136,768
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 94,016,568 and 91,819,649 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	94	92
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 19,076,500 and 20,314,644 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	19	20
Additional paid-in capital	233,246	205,234
Retained earnings	104,249	51,859
Accumulated other comprehensive income (loss)	651	(350)
Total stockholders’ equity	338,259	256,855
Total liabilities and stockholders’ equity	$460,551	$393,623

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$147,472	$150,462	$399,898	$430,763
Cost of revenue(1)	9,762	9,392	31,252	25,740
Gross profit	137,710	141,070	368,646	405,023
Operating expenses:
Sales and marketing	57,618	100,133	189,796	293,238
Product, technology, and development	20,758	17,745	65,729	51,063
General and administrative	14,279	12,322	44,297	36,622
Depreciation and amortization	1,488	1,166	4,529	3,413
Total operating expenses	94,143	131,366	304,351	384,336
Income from operations	43,567	9,704	64,295	20,687
Other income, net:
Interest income	174	759	1,053	2,247
Other income, net	31	251	354	1,258
Total other income, net	205	1,010	1,407	3,505
Income before income taxes	43,772	10,714	65,702	24,192
Provision for (benefit from) income taxes	11,209	330	13,312	(4,783)
Net income	$32,563	$10,384	$52,390	$28,975
Net income per share attributable to common stockholders:
Basic	$0.29	$0.09	$0.46	$0.26
Diluted	$0.29	$0.09	$0.46	$0.26
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	113,027,995	111,662,949	112,707,003	111,257,271
Diluted	113,966,863	113,364,775	113,732,616	113,389,695

(1) Includes depreciation and amortization expense for the three months ended September 30, 2020 and 2019 and for the nine months ended September 30, 2020 and 2019 of $944, $952, $4,250 and $2,246, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating Activities
Net income	$32,563	$10,384	$52,390	$28,975
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,432	2,118	8,779	5,659
Currency loss (gain) on foreign denominated transactions	59	(87)	(32)	(927)
Deferred taxes	10,074	291	14,769	(5,025)
Provision for doubtful accounts	84	327	1,742	695
Stock-based compensation expense	11,028	8,761	34,403	25,390
Amortization of deferred contract costs	2,954	2,163	8,595	5,797
Changes in operating assets and liabilities:
Accounts receivable, net	301	(1,146)	5,954	(4,984)
Prepaid expenses, prepaid income taxes, and other assets	4,269	1,200	7,104	(871)
Deferred contract costs	(2,848)	(3,674)	(6,922)	(11,442)
Accounts payable	6,169	4,708	(19,745)	10,740
Accrued expenses, accrued income taxes, and other current liabilities	4,797	(738)	(497)	(2,047)
Deferred revenue	1,475	(695)	(313)	(1,027)
Lease obligations	(542)	(2)	356	(1,882)
Other non-current liabilities	1,063	212	2,223	500
Net cash provided by operating activities	73,878	23,822	108,806	49,551
Investing Activities
Purchases of property and equipment	(161)	(2,181)	(2,732)	(10,765)
Capitalization of website development costs	(1,350)	(547)	(3,045)	(2,074)
Cash paid for acquisition, net of cash acquired	(52)	—	(21,056)	(19,139)
Investments in certificates of deposit	—	(38,281)	—	(134,808)
Maturities of certificates of deposit	43,000	22,800	111,692	122,800
Net cash provided by (used in) investing activities	41,437	(18,209)	84,859	(43,986)
Financing Activities
Proceeds from exercise of stock options	66	368	995	1,456
Payment of finance lease obligations	(10)	(9)	(28)	(21)
Payment of withholding taxes and option costs on net share settlement of restricted stock units and stock options	(2,922)	(4,192)	(8,708)	(12,783)
Net cash used in financing activities	(2,866)	(3,833)	(7,741)	(11,348)
Impact of foreign currency on cash, cash equivalents, and restricted cash	147	(114)	171	(97)
Net increase (decrease) in cash, cash equivalents, and restricted cash	112,596	1,666	186,095	(5,880)
Cash, cash equivalents, and restricted cash at beginning of period	144,222	30,012	70,723	37,558
Cash, cash equivalents, and restricted cash at end of period	$256,818	$31,678	$256,818	$31,678

Unaudited Reconciliation of Marketplace Subscription Revenue

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Marketplace Subscription Revenue:	2020	2019	2020(1)	2019
United States	$121,814	$127,807	$330,295	$365,180
International	8,139	7,735	21,477	20,301
Total	$129,953	$135,542	$351,772	$385,481

(1) For the nine months ended September 30, 2020, non-GAAP, pro forma U.S. marketplace subscription revenue, adjusted to include $44.0 million for fee reductions provided during the second quarter of 2020, would have been approximately $374.3 million and non-GAAP, pro forma International marketplace subscription revenue, adjusted to include $2.7 million for fee reductions provided during the second quarter of 2020, would have been approximately $24.2 million. The impact of fee reductions for each of the three months ended March 31, 2020 and September 30, 2020 were immaterial.

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019(1)	2020	2019(1)
GAAP operating income	$43,567	$9,704	$64,295	$20,687
Stock-based compensation expense	11,030	8,761	34,634	25,390
Amortization of intangible assets	495	167	1,412	486
Acquisition-related expenses	—	34	968	125
Restructuring expenses(2)	—	—	3,514	—
Non-GAAP operating income	$55,092	$18,666	$104,823	$46,688

GAAP operating margin	30%	6%	16%	5%
Non-GAAP operating margin	37%	12%	26%	11%

(1) In December 2019, we revised our definition of Non-GAAP operating income to exclude the impact of acquisition-related expenses. This revised definition more accurately reflects management's view of our business and financial performance. Non-GAAP operating income for the three and nine months ended September 30, 2019 has been restated for comparison purposes.

(2) Excludes stock-based compensation expense of $753 for the nine months ended September 30, 2020 related to the expense reduction plan approved by our Board of Directors on April 13, 2020 to address the impact of the COVID-19 pandemic on our business (the “Expense Reduction Plan”), as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019(3)	2020	2019(3)
GAAP net income	$32,563	$10,384	$52,390	$28,975
Stock-based compensation expense, net of tax(1)	8,714	6,921	27,361	20,058
Change in tax provision from stock-based compensation expense(2)	175	(1,943)	(311)	(9,632)
Amortization of intangible assets	495	167	1,412	486
Acquisition-related expenses	—	34	968	125
Restructuring expenses(4)	—	—	3,514	—
Non-GAAP net income	$41,947	$15,563	$85,334	$40,012
Non-GAAP net income per share:
Basic	$0.37	$0.14	$0.76	$0.36
Diluted	$0.37	$0.14	$0.75	$0.35
Shares used in non-GAAP per share calculations
Basic	113,028	111,663	112,707	111,257
Diluted	113,967	113,365	113,733	113,390
(1) The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 21%.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

(3) In December 2019, we revised our definition of Non-GAAP net income to exclude the impact of acquisition-related expenses. This revised definition more accurately reflects management's view of our business and financial performance. Non-GAAP net income for the three and nine months ended September 30, 2019 has been restated for comparison purposes.

(4) Excludes stock-based compensation expense of $753 for the nine months ended September 30, 2020 related to the Expense Reduction Plan, as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$147,472	$150,462	$399,898	$430,763
Cost of revenue	9,762	9,392	31,252	25,740
Gross profit	137,710	141,070	368,646	405,023
Stock-based compensation expense included in Cost of revenue	57	92	241	268
Acquisition-related expenses included in Cost of revenue	—	—	22	—
Restructuring expenses included in Cost of revenue	—	—	1,051	—
Non-GAAP gross profit	$137,767	$141,162	$369,960	$405,291

GAAP gross profit margin	93%	94%	92%	94%
Non-GAAP gross profit margin	93%	94%	93%	94%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended September 30,
	2020						2019
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses(3)	Restructuring expenses	Non-GAAP expense
Cost of revenue	$9,762	$(57)	$—	$—	$—	$9,705	$9,392	$(92)	$—	$—	$—	$9,300
S&M	57,618	(2,450)	—	—	—	55,168	100,133	(2,520)	—	—	—	97,613
P,T&D(1)	20,758	(5,140)	—	—	—	15,618	17,745	(3,938)	—	—	—	13,807
G&A	14,279	(3,383)	—	—	—	10,896	12,322	(2,211)	—	(34)	—	10,077
Depreciation & amortization	1,488	—	(495)	—	—	993	1,166	—	(167)	—	—	999
Operating expenses(2)	$94,143	$(10,973)	$(495)	$—	$—	$82,675	$131,366	$(8,669)	$(167)	$(34)	$—	122,496
Total expenses	$103,905	$(11,030)	$(495)	$—	$—	$92,380	$140,758	$(8,761)	$(167)	$(34)	$—	$131,796
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

(3) In December 2019, we revised our definition of Non-GAAP expense to exclude the impact of acquisition-related expenses. This revised definition more accurately reflects management's view of our business and financial performance. Non-GAAP expense for the three and nine months ended September 30, 2019 has been restated for comparison purposes.

	Nine Months Ended September 30,
	2020						2019
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses(4)	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses(3)	Restructuring expenses	Non-GAAP expense
Cost of revenue	$31,252	$(241)	$—	$(22)	$(1,051)	$29,938	$25,740	$(268)	$—	$—	$—	$25,472
S&M	189,796	(8,206)	—	(152)	(1,668)	179,770	293,238	(7,392)	—	—	—	285,846
P,T&D(1)	65,729	(15,861)	—	(527)	(679)	48,662	51,063	(11,118)	—	—	—	39,945
G&A	44,297	(10,326)	—	(267)	(116)	33,588	36,622	(6,612)	—	(125)	—	29,885
Depreciation & amortization	4,529	—	(1,412)	—	—	3,117	3,413	—	(486)	—	—	2,927
Operating expenses(2)	$304,351	$(34,393)	$(1,412)	$(946)	$(2,463)	$265,137	$384,336	$(25,122)	$(486)	$(125)	$—	$358,603
Total expenses	$335,603	$(34,634)	$(1,412)	$(968)	$(3,514)	$295,075	$410,076	$(25,390)	$(486)	$(125)	$—	$384,075
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

(3) In December 2019, we revised our definition of Non-GAAP expense to exclude the impact of acquisition-related expenses. This revised definition more accurately reflects management's view of our business and financial performance. Non-GAAP expense for the nine months ended September 30, 2019 has been restated for comparison purposes.

(4) Excludes stock-based compensation expense of $753 for the nine months ended September 30, 2020 related to the Expense Reduction Plan, as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019(1)	2020	2019(1)
GAAP net income	$32,563	$10,384	$52,390	$28,975
Depreciation and amortization	2,432	2,118	8,779	5,659
Stock-based compensation expense	11,030	8,761	34,634	25,390
Acquisition-related expenses	—	34	968	125
Restructuring expenses(2)	—	—	3,514	—
Other income, net	(205)	(1,010)	(1,407)	(3,505)
Provision for (benefit from) income taxes	11,209	330	13,312	(4,783)
Adjusted EBITDA	$57,029	$20,617	$112,190	$51,861

(1) In December 2019, we revised our definition of Adjusted EBITDA to exclude the impact of acquisition-related expenses. This revised definition more accurately reflects management's view of our business and financial performance. Adjusted EBITDA for the three and nine months ended September 30, 2019 has been restated for comparison purposes.

(2) Excludes stock-based compensation expense of $753 for the nine months ended September 30, 2020 related to the Expense Reduction Plan, as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP net cash and cash equivalents provided by operating activities	$73,878	$23,822	$108,806	$49,551
Purchases of property and equipment	(161)	(2,181)	(2,732)	(10,765)
Capitalization of website development costs	(1,350)	(547)	(3,045)	(2,074)
Non-GAAP free cash flow	$72,367	$21,094	$103,029	$36,712

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, acquisition-related expenses, restructuring expenses, other income, net, and the provision for (benefit from) income taxes. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We define non-GAAP, pro forma marketplace subscription revenue as GAAP marketplace subscription revenue, adjusted to exclude the impact of fee reductions and which assumes that we had no incremental churn other than realized in the relevant quarter, such that all reported paying dealers retained their subscriptions at their full subscription level. We believe this non-GAAP financial measure provides useful information that will allow investors to compare our period-to-period revenue trends.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, restructuring expenses and acquisition-related expenses. Non-GAAP net income and non-GAAP net income per share also exclude the change in tax provision from stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions as well as restructuring and the significance of the resulting acquisition-related or restructuring expenses, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer account with an active, paid marketplace subscription, at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace subscription revenue during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. We have provided QARSD for the three months ended June 30, 2020 utilizing non-GAAP, pro forma marketplace subscription revenue for such quarter in addition to GAAP marketplace subscription revenue because we believe that calculating QARSD for such quarter with this non-GAAP revenue measure provides useful information that will allow investors to compare period-to-period trends in our business.

For each of our websites, we define a monthly unique user as an individual who has visited such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses one of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, (iii) Greenwich Mean Time for our U.K. websites, and (iv) Central European Time (or Central European Summer Time when daylight savings is observed) for our Germany, Italy, and Spain websites, which ceased operations in the second quarter of 2020. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone calls, email, or managed text and chat.

Investor Contact:

Scot Fredo

Senior Vice President, CarGurus

investors@cargurus.com